UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

November 6, 2006
Date of Report (Date of earliest event reported)

MECHANICAL TECHNOLOGY INCORPORATED
(Exact name of registrant as specified in its charter)

NEW YORK	0-6890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

431 NEW KARNER ROAD, ALBANY, NEW YORK 12205 (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (518) 533-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement

Effective December 1, 2006, Mr. Peng K. Lim, 43, President and Chief Executive Officer ("CEO") of MTI MicroFuel Cells Inc. ("MTI Micro"), a majority-owned subsidiary of Mechanical Technology Incorporated ("MTI"), will become the CEO of MTI.

Mr. Lim and MTI Micro previously entered into an employment agreement dated May 4, 2006 (the "Agreement"). The terms of the Agreement, which currently runs through May 7, 2008, will continue unchanged except that, effective as of December 1, 2006, it will now cover both his position as the CEO of MTI as well as President and CEO of MTI Micro.

Effective December 1, 2006, Mr. Steven N. Fischer, MTI's current Chairman and CEO, will become Executive Chairman of MTI; and effective January 1, 2007, his employment agreement with MTI, which currently continues unless modified or terminated, will be changed to provide for an annual base salary of $100,000. His current base salary is $180,000.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Description of Changes

On November 6, 2006, Mr. Lim, 43, President and CEO of MTI Micro, was appointed CEO of MTI by the MTI Board of Directors, effective December 1, 2006. Mr. Lim serves on the Board of Directors of both MTI and MTI Micro.

Mr. Lim will succeed Mr. Fischer, 63, who has held the MTI CEO position since September 1, 2004. Mr. Fischer will continue with MTI as its Executive Chairman, effective December 1, 2006. Mr. Fischer will continue to serve as Chairman of the Board of Directors of both MTI and MTI Micro.

Item 9.01. Financial Statements and Exhibits.

On November 9, 2006, MTI issued a press release announcing Peng K. Lim's appointment to Chief Executive Officer of MTI. The full text of MTI's press release is furnished as Exhibit 99.1 hereto.

(c) Exhibits.

Exhibit No.	Description
99.1	Press release of Mechanical Technology Incorporated issued on November 9, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MECHANICAL TECHNOLOGY INCORPORATED

Date: November 9, 2006	By: /S/ CYNTHIA A. SCHEUER Name: Cynthia A. Scheuer
Title: Vice President, Chief Financial Officer and Secretary

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